Exhibit 10.1


                          SECURITIES PURCHASE AGREEMENT


     This SECURITIES PURCHASE AGREEMENT, dated as of December 31, 2003, is by and between METALDYNE CORPORATION, a Delaware corporation ("Metaldyne"), and DAIMLERCHRYSLER CORPORATION, a Delaware corporation ("DaimlerChrysler").

                                   ARTICLE I

                 Authorization and Sale of the Shares and Notes

     SECTION 1.1 Authorization. Metaldyne has authorized the sale and issuance to DaimlerChrysler of (a) 644,540 shares (the "Shares") of its Series A-1 Preferred Stock, par value $1.00 per share (the "Series A-1 Preferred Stock"), having the rights, restrictions, privileges and preferences as set forth in the Certificate of Designation of the Powers, Preferences and Relative, Participating, Optional and Other Special Rights of the Series A-1 Preferred Stock and the Series A-2 Preferred Stock and Qualifications, Limitations and Restrictions Thereof (the "Certificate of Designation") filed with the Secretary of State of the State of Delaware on December 31, 2003, and (b) $31,746,000 aggregate principal amount of 10% Senior Subordinated Notes (the "Notes"), in the form required by the Indenture, dated the date hereof, by and between Metaldyne and each of the Guarantors named therein (the "Indenture").

     SECTION 1.2 Sale and Issuance of the Shares and Notes. Subject to the terms and conditions hereof and of the Operating Agreement (as defined below) and in reliance upon the representations, warranties and agreements contained herein, Metaldyne will issue and sell to DaimlerChrysler, and DaimlerChrysler will purchase from Metaldyne, the Shares and the Notes as partial consideration for the sale and transfer to Metaldyne of sixty (60) Class A Units and one hundred
(100) Class B Units (collectively, the "Transferred Units") of NC-M Chassis Systems, LLC, a Delaware limited liability company (the "JV"), each having the terms and conditions set forth in the Amended and Restated Operating Agreement of the JV, dated as of January 2, 2003 (the "Operating Agreement").

                                   ARTICLE II

                   Representations and Warranties of Metaldyne

     Except as set forth in the Metaldyne Schedule of Exceptions attached to this Agreement (the "Metaldyne Schedule of Exceptions"), Metaldyne hereby represents and warrants to DaimlerChrysler as set forth below.

     SECTION 2.1 Organization and Good Standing. Metaldyne is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, with all requisite corporate power and authority to own, lease and operate its assets and to carry on its business as they are now being owned, leased, operated and conducted. Metaldyne is licensed or qualified to do business and is in good standing as a foreign corporation in each jurisdiction where the nature of its assets and business requires such licensing or qualification, except where the failure to be so licensed or qualified would not reasonably be expected to have a Metaldyne Material Adverse Effect (as defined in the Operating Agreement).

     SECTION 2.2 Corporate Power. Metaldyne has all requisite corporate power to enter into and deliver this Agreement, the Indenture, the Series A-1 Preferred Stock Investor Rights Agreement, dated the date hereof, by and between Metaldyne and DaimlerChrysler (the "Investor Rights Agreement") and the Senior Subordinated Notes Registration Rights Agreement, dated the date hereof, by and between Metaldyne and DaimlerChrysler (the "Registration Rights Agreement" and, together with the Indenture and the Investor Rights Agreement, the "Related Agreements"), to issue and sell the Shares and the Notes, and to carry out and perform its obligations under the terms of this Agreement, Section 15.1 of the Operating Agreement and the Related Agreements and the transactions contemplated hereunder and thereunder.

     SECTION 2.3 Capitalization. Giving effect to the transactions contemplated by this Agreement, on the date hereof, the authorized capital stock of Metaldyne consists of 250,000,000 shares, par value $1.00 per share, of common stock (the "Common Stock"), and 25,000,000 shares, par value $1.00 per share, of preferred stock (the "Preferred Stock"), of which 370,000 shares have been designated as Series A Preferred Stock, 644,540 shares have been designated as Series A-1 Preferred Stock, 644,540 shares have been designated as Series A-2 Preferred Stock and 184,153 shares have been designated as Series B Preferred Stock. Giving effect to the transactions contemplated by this Agreement, on the date hereof, (i) 43,871,745 shares of Common Stock are issued and outstanding, (ii) 1,189,694 shares of Preferred Stock are issued and outstanding, of which 361,001 shares are shares of shares of Series A Preferred Stock, 644,540 shares are shares of Series A-1 Preferred Stock, none are shares of Series A-2 Preferred Stock and 184,153 shares are shares of Series B Preferred Stock, and (iii) no shares of Common Stock are held by Metaldyne in its treasury. All outstanding shares of capital stock have been duly authorized and validly issued and are fully paid and nonassessable.

     SECTION 2.4 Authorization. (a) The execution, delivery and performance by Metaldyne of this Agreement, including, without limitation, the sale and issuance of the Shares and Notes, and the Related Agreements, have been duly and validly approved by all corporate actions or proceedings on the part of Metaldyne necessary to authorize this Agreement, including, without limitation, the sale and issuance of the Shares and Notes, and the Related Agreements, and the transactions contemplated hereby and thereby. Metaldyne has duly and validly executed and delivered this Agreement and the Related Agreements. This Agreement and the Related Agreements constitute (assuming, in each case, due execution and delivery by the other parties thereto) legal, valid and binding obligations of Metaldyne, enforceable against Metaldyne in accordance with their respective terms, except to the extent that (i) such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization, fraudulent transfer or other similar laws of general applicability relating to or affecting creditors' rights from time to time in effect and general principles of equity, including concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether in a proceeding in equity or at law, (ii) any rights to indemnity and contribution thereunder may be limited by federal and state securities laws and public policy considerations and (iii) the enforceability of provisions imposing liquidated damages, penalties or an increase in interest rate upon the occurrence of certain events may be limited in certain circumstances.



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     (b) The Shares and the Notes issuable to DaimlerChrysler have been duly authorized for issuance and sale to DaimlerChrysler. When issued and delivered by Metaldyne pursuant to the Operating Agreement and this Agreement against payment of the consideration set forth herein, the Shares will be validly issued, fully paid and nonassessable. When issued and delivered by Metaldyne pursuant to the Certificate of Designations and the Investor Rights Agreement, the shares of Series A-2 Preferred Stock issued in exchange for the Shares (the "Exchange Shares") will be validly issued, fully paid and nonassessable. When issued and delivered by Metaldyne pursuant to the Operating Agreement, this Agreement and the Indenture, the Notes will be valid and binding obligations of Metaldyne, enforceable against Metaldyne in accordance with their terms, except to the extent that (1) such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization, fraudulent transfer or other similar laws of general applicability relating to or affecting creditors' rights from time to time in effect and general principles of equity, including concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether in a proceeding in equity or at law, and (ii) the enforceability of provisions imposing liquidated damages, penalties or an increase in interest rate upon the occurrence of certain events may be limited in certain circumstances. The issuance of the Shares, the Exchange Shares and the Notes is not subject to any preemptive or other similar rights of any security holder of Metaldyne.

     SECTION 2.5 No Conflicts. The execution, delivery and performance by Metaldyne of this Agreement, including, without limitation, the issuance and sale of the Shares and the Notes, and the Related Agreements, and the consummation by Metaldyne of the transactions contemplated hereby and thereby, based in part on the truth and accuracy of the representations of DaimlerChrysler contained herein, does not and will not: (i) violate any Law (as defined in the Operating Agreement) applicable to Metaldyne or any of its Subsidiaries (as defined in the Operating Agreement); (ii) violate, result in the breach, acceleration, termination, modification or cancellation of, require any consent under, result in the creation of any lien upon any of the assets of Metaldyne or any of its Subsidiaries under, or give any third party the right to accelerate, terminate, modify or cancel, any contract or other binding arrangement to which Metaldyne or any of its Subsidiaries is a party or by which Metaldyne or any of its Subsidiaries or any of their assets are bound or subject; (iii) constitute an event which, after notice or lapse of time or both, would result in any such violation, breach, acceleration, termination, cancellation, require any such consent, result in any such lien or give rise to any such right; or (iv) violate or conflict with any provision of any of, or cause the dissolution of Metaldyne or any of its Subsidiaries pursuant to, the restated certificate of incorporation or bylaws of Metaldyne or any of its Subsidiaries or the Delaware General Corporation Law, with such exceptions, in the case of clauses (i), (ii) and (iii), as would not reasonably be expected to have, individually or in the aggregate, a Metaldyne Material Adverse Effect.

     SECTION 2.6 Good Title. The Shares and the Notes, when issued and paid for in compliance with the provisions of this Agreement, will be free to the holders thereof of any liens, encumbrances or restrictions, other than restrictions set forth in this Agreement, the Related Agreements or under applicable state and federal securities laws.

     SECTION 2.7 Offering. Subject in part to the truth and accuracy of DaimlerChrysler's representations set forth in this Agreement, the offer, sale and issuance of the Shares



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

and the Notes as contemplated by this Agreement constitute transactions exempt from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"), and any applicable state securities laws.

     SECTION 2.8 Trust Indenture Act. Subject in part to the truth and accuracy of DaimlerChrysler's representations set forth in this Agreement, it is not necessary in connection with the offer, sale and delivery of the Notes by Metaldyne to DaimlerChrysler pursuant to the Operating Agreement, this Agreement and the Indenture to qualify the Indenture under the United States Trust Indenture Act of 1939, as amended (the "Trust Indenture Act").

                                   ARTICLE III

                Representations and Warranties of DaimlerChrysler

     Except as set forth in the DaimlerChrysler Schedule of Exceptions attached to this Agreement (the "DaimlerChrysler Schedule of Exceptions"),
DaimlerChrysler hereby represents and warrants to Metaldyne as set forth below.

     SECTION 3.1 Organization and Good Standing. DaimlerChrysler is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, with all requisite corporate power and authority to own, lease and operate its assets and to carry on its business as they are now being owned, leased, operated and conducted. DaimlerChrysler is licensed or qualified to do business and is in good standing as a foreign corporation in each jurisdiction where the nature of its assets and business requires such licensing or qualification, except where the failure to be so licensed or qualified would not reasonably be expected to have a Company Material Adverse Effect (as defined in the Operating Agreement).

     SECTION 3.2 Corporate Power. DaimlerChrysler has all requisite corporate power to enter into and deliver this Agreement and the Related Agreements, to sell and transfer the Transferred Units to Metaldyne, and to carry out and perform its obligations under the terms of this Agreement, Section 15.1 of the Operating Agreement and the Related Agreements and the transactions contemplated hereunder and thereunder.

     SECTION 3.3 Capitalization of the JV. The authorized Capital Stock (as defined in the Formation Agreement) of the JV consists of 100 Class A Units and 100 Class B Units. Immediately prior to the consummation of the Metaldyne Call Option Closing, there were outstanding 100 Class A Units, 40 of which were held by Metaldyne and 60 of which were held by DaimlerChrysler, and 100 Class B Units, all of which were held by DaimlerChrysler. Following the transfer of the Transferred Units pursuant to Section 15.1 and the terms hereof, Metaldyne will hold all of the outstanding shares of Capital Stock of the JV.

     SECTION 3.4 Authorization. The execution, delivery and performance by DaimlerChrysler of this Agreement and the Related Agreements have been duly and validly approved by all corporate actions or proceedings on the part of DaimlerChrysler necessary to authorize this Agreement and the Related Agreements and the transactions contemplated hereby and thereby. DaimlerChrysler has duly and validly executed and delivered this Agreement and



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

the Related Agreements. This Agreement and the Related Agreements constitute (assuming, in each case, due execution and delivery by the other parties thereto) legal, valid and binding obligations of DaimlerChrysler, enforceable against DaimlerChrysler in accordance with their respective terms, except to the extent such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization, fraudulent transfer or other similar laws of general applicability relating to or affecting creditors' rights from time to time in effect and general principles of equity, including concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether in a proceeding in equity or at law.

     SECTION 3.5 No Conflicts. The execution, delivery and performance by DaimlerChrysler of this Agreement and the Related Agreements and the consummation by DaimlerChrysler of the transactions contemplated hereby and thereby does not and will not: (i) violate any Law applicable to DaimlerChrysler; (ii) violate, result in the breach, acceleration, termination, modification or cancellation of, require any consent under, result in the creation of any lien upon any of the assets of DaimlerChrysler under, or give any third party the right to accelerate, terminate, modify or cancel, any contract or other binding arrangement to which DaimlerChrysler is a party or by which DaimlerChrysler or any of its assets are bound or subject, (iii) constitute an event which, after notice or lapse of time or both, would result in any such violation, breach, acceleration, termination, cancellation, require any such consent, result in any such lien or give rise to any such right or (iv) violate or conflict with any provision of any of, or cause the dissolution of DaimlerChrysler pursuant to, the certificate of incorporation or bylaws of DaimlerChrysler or the Delaware General Corporation Law, with such exceptions, in the case of clauses (i), (ii) and (iii), as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

     SECTION 3.6 Good Title. DaimlerChrysler has good and marketable title to, is the lawful owner of, and has the right to sell, transfer, assign and deliver to Metaldyne, all of the Transferred Units, free and clear of any Liens. As of the date hereof, DaimlerChrysler will convey the Transferred Units to Metaldyne by instruments of assignment and transfer effective to vest in Metaldyne good and valid record and marketable title to all of the Transferred Units, free and clear of all Liens.

     SECTION 3.7 Investment. DaimlerChrysler is acquiring the Shares and Notes solely for investment for its own account and not with the view to, or for resale in connection with, any distribution thereof. DaimlerChrysler understands that neither the Shares nor Notes have been registered under the Securities Act and that the Indenture has not been qualified under the Trust Indenture Act by reason of specific exemptions from the registration provisions of the Securities Act and the qualification provisions of the Trust Indenture Act, the availability of which depend upon, among other things, the bona fide nature of DaimlerChrysler's investment intent as expressed herein.

     SECTION 3.8 Access to Data. DaimlerChrysler is familiar with the business of Metaldyne and has had an opportunity to discuss Metaldyne's business, management and financial affairs with its management, to review Metaldyne's facilities and to obtain (and has obtained to its satisfaction) such information about the business, management and financial affairs as it has requested.



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     SECTION 3.9 Knowledge and Experience. DaimlerChrysler has knowledge and experience in financial and business matters relating to its investment in the Shares and the Notes and is capable of evaluating the merits and risks of such investment and protecting its investment in connection with this transaction, and is able to bear the economic risk of such investment for an indefinite period of time.

                                   ARTICLE IV

                              Transfer Restrictions

     SECTION 4.1 Restricted Securities. DaimlerChrysler agrees that, at the time of issuance, the Shares and the Notes to be issued and sold by Metaldyne to DaimlerChrysler hereunder will not be registered under the Securities Act or qualified under any state securities laws. Such Shares and Notes are being issued and sold on the basis that the offering and/or sale by Metaldyne to DaimlerChrysler provided for in this Agreement and the issuance by Metaldyne to DaimlerChrysler of such Shares and Notes to such Seller under this Agreement are exempt from registration under the Securities Act and from applicable state securities laws. DaimlerChrysler agrees that Metaldyne's reliance on such exemptions is predicated, in part, on DaimlerChrysler's representations and warranties and other agreements set forth in this Agreement.

     SECTION 4.2 Legends. DaimlerChrysler acknowledges and agrees that each certificate representing Notes shall bear any restrictive legend required by the Indenture. DaimlerChrysler acknowledges and agrees that each certificate representing Shares shall bear any restrictive legend required by the Certificate of Designation as well as the following legends:

         THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO (i) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (ii) AN APPLICABLE EXEMPTION FROM REGISTRATION THEREUNDER. ANY SALE PURSUANT TO CLAUSE (ii) OF THE PRECEDING SENTENCE MUST BE ACCOMPANIED BY (x) AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER CORPORATION TO THE EFFECT THAT SUCH EXEMPTION FROM REGISTRATION IS AVAILABLE IN CONNECTION WITH SUCH SALE, (y) IN THE CASE OF A SALE PURSUANT TO RULE 144, AN EXECUTED COPY OF ANY NOTICE ON FORM 144 REQUIRED TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION AND (z) SUCH OTHER DOCUMENTATION AS THE ISSUER MAY REASONABLY REQUEST IN CONNECTION WITH SUCH SALE.

         THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS AND CONDITIONS, INCLUDING CERTAIN TRANSFER RESTRICTIONS, OF THE SECURITIES PURCHASE AGREEMENT DATED AS OF DECEMBER 31, 2003 WITH THE ISSUER. THE ISSUER WILL FURNISH WITHOUT CHARGE TO THE HOLDER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE WHO SO REQUESTS A COPY OF


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         SUCH SECURITIES PURCHASE AGREEMENT AS WELL AS THE CERTIFICATE OF
         DESIGNATION OF THE POWERS, PREFERENCES AND RELATIVE, PARTICIPATING, OPTIONAL AND OTHER SPECIAL RIGHTS OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE AND THE QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS OF SUCH PREFERENCES AND/OR RIGHTS.

     SECTION 4.3 Transfer Restrictions. DaimlerChrysler agrees not to offer or sell any of the Shares or the Notes except pursuant to (i) an effective registration statement under the Securities Act or (ii) an applicable exemption from registration thereunder. If any of such Shares or Notes are to be disposed of by DaimlerChrysler pursuant to clause (ii) of the preceding sentence, such Seller shall deliver to Metaldyne, at or prior to the time of such disposition,
(x) an opinion of counsel reasonably satisfactory to Metaldyne to the effect that an exemption from registration is available in connection with such disposition, (y) in the case of a disposition pursuant to Rule 144, an executed copy of any notice on Form 144 required to be filed with the Securities and Exchange Commission and (z) such other documentation as Metaldyne may reasonably request in connection with such disposition.

                                   ARTICLE V

                             Indemnity and Expenses

     SECTION 5.1 Expenses. In addition to the rights of indemnification granted to DaimlerChrysler under Section 5.2, Metaldyne agrees to pay, as soon as reasonably practicable after demand, all reasonable and documented costs and expenses of DaimlerChrysler incurred in connection with the enforcement of this Agreement and the Related Agreements, including, without limitation, all reasonable fees and out-of-pocket expenses of counsel for DaimlerChrysler incurred by DaimlerChrysler in connection therewith.

     SECTION 5.2 Indemnity. (a) Metaldyne hereby agrees to indemnify and hold harmless DaimlerChrysler and its directors, officers, employees, agents, incorporators, Affiliates and stockholders (collectively, the "DaimlerChrysler Indemnified Parties") from and against any and all damages, losses, liabilities, costs and expenses (including reasonable attorney's fees and expenses) incurred by a DaimlerChrysler Indemnified Party (except to the extent that such damages, losses, liabilities, costs and expenses result from the gross negligence or willful misconduct of the DaimlerChrysler Indemnified Party in performing (or failing to perform) its obligations under this Agreement) as a result of, or in connection with, the following:

          (i) reliance on any representation or warranty made by Metaldyne in this Agreement, which shall have been false or incorrect in any material respect when made or deemed made or delivered; and

          (ii) the failure by Metaldyne to comply with any term, provision or covenant contained in this Agreement or any Related Agreement, or with any applicable Law with respect to the Shares or the Notes, or the nonconformity of the Shares or the Notes with any such applicable Law.



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A DaimlerChrysler Indemnified Party shall immediately notify Metaldyne of any damage, loss, liability, cost or expense which such DaimlerChrysler Indemnified Party has determined has given, or would give, rise to a right of indemnification under this Agreement and Metaldyne shall have the exclusive right to compromise or defend any such liability or claim at its own expense, which decision shall be binding and conclusive upon such Indemnified Party. Failure to give such notice shall not relieve Metaldyne of its indemnity obligations under this Agreement; provided that Metaldyne shall not be held responsible for any damage, loss, liability, cost or expense resulting from the failure to give such notice.

     (b) DaimlerChrysler hereby agrees to indemnify and hold harmless Metaldyne and its directors, officers, employees, agents, incorporators, Affiliates and stockholders (collectively, the "Metaldyne Indemnified Parties") from and against any and all damages, losses, liabilities, costs and expenses (including reasonable attorney's fees and expenses) incurred by a Metaldyne Indemnified Party (except to the extent that such damages, losses, liabilities, costs and expenses result from the gross negligence or willful misconduct of the Metaldyne Indemnified Party in performing (or failing to perform) its obligations under this Agreement) as a result of, or in connection with, the following:

          (i) reliance on any representation or warranty made by DaimlerChrysler in this Agreement, which shall have been false or incorrect in any material respect when made or deemed made or delivered; and

          (ii) the failure by DaimlerChrysler to comply with any term, provision or covenant contained in this Agreement or any Related Agreement

A Metaldyne Indemnified Party shall immediately notify DaimlerChrysler of any damage, loss, liability, cost or expense which such Metaldyne Indemnified Party has determined has given, or would give, rise to a right of indemnification under this Agreement and DaimlerChrysler shall have the exclusive right to compromise or defend any such liability or claim at its own expense, which decision shall be binding and conclusive upon such Metaldyne Indemnified Party. Failure to give such notice shall not relieve DaimlerChrysler of its indemnity obligations under this Agreement; provided that DaimlerChrysler shall not be held responsible for any damage, loss, liability, cost or expense resulting from the failure to give such notice.

                                   ARTICLE VI

                            Miscellaneous Provisions

     SECTION 6.1 Governing Law. This Agreement shall be governed in all respects by the internal laws of the State of New York, without regard to the principles of conflicts thereof.

     SECTION 6.2 Survival. The representations, warranties, covenants and agreements made herein shall survive (i) any investigation made by DaimlerChrysler or Metaldyne and (ii) the closing of the transactions contemplated by this Agreement.



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     SECTION 6.3 Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors or assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

     SECTION 6.4 Entire Agreement; Amendment. This Agreement and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof. Neither this Agreement nor any term hereof may be amended, waived, charged or terminated, except by a written instrument signed by Metaldyne and DaimlerChrysler.

     SECTION 6.5 Notices, etc. All notices, requests, instructions, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been duly given or made (a) on the date of receipt if given in person, (b) on the date of transmission if sent by telecopy or e-mail with receipt of delivery confirmation, (c) three (3) business days after being deposited in the U.S. mail, certified or registered mail (postage prepaid, return receipt requested), or (d) one (1) business day following sending by overnight delivery via an internationally recognized courier service, in each case, to the applicable party at the following addresses or facsimile numbers (or at such other address or facsimile number for a party as shall be specified by like notice). Such notices, demands and other communications shall be sent to the address for such recipient set forth in the JV's books and records, or to such other address or to the attention of such other Person as the recipient party has specified by prior written notice to the sending party.

     SECTION 6.6 Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any holder of any of the Shares or the Notes or Metaldyne, upon any breach or default under this Agreement of another party hereto, shall impair any such right, power or remedy of such holder nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any holder of Shares or Notes or Metaldyne of any breach or default under this Agreement, or any waiver on the part of any holder or Metaldyne of any provisions or conditions of this Agreement, must be made in writing and shall be effective only to the extent specifically set forth in such writing.

     SECTION 6.7 Expenses. Except as provided in Section 5.1, each party hereto shall bear its own expenses incurred on its behalf with respect to this Agreement and the transactions contemplated hereby.

     SECTION 6.8 Title and Subtitles. The titles of the paragraphs and subparagraphs of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.



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     SECTION 6.9 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

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     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the date first above written.


                               METALDYNE CORPORATION


                               By:    /s/  Timothy D. Leuliette
                                      -------------------------------------
                                      Name:  Timothy D. Leuliette
                                      Title:    Chairman, President & CEO



                               DAIMLERCHRYSLER CORPORATION


                               By:    /s/  John C. Stellman
                                      -------------------------------------
                                      Name:  John C. Stellman
                                      Title:    Vice President